                                                      Registration No. 333-89613

     =====================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           _________________________

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                           _________________________

                               LOOKSMART, LTD.
            (Exact name of Registrant as Specified in Its Charter)

     Delaware                                                13-3904355
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                           _________________________

                               625 Second Street
                            San Francisco, CA 94107
                                (415) 348-7000
              (Address, including Zip Code, and Telephone Number,
       including Area Code, of Registrant's Principal Executive Offices)

                           _________________________

                             AMENDED AND RESTATED
                                1998 STOCK PLAN
                             (Full Title of Plan)

                           _________________________

                               Martin E. Roberts
                                General Counsel
                                LookSmart, Ltd.
                               625 Second Street
                            San Francisco, CA 94107
                                (415) 348-7000
           (Name, Address, including Zip Code, and Telephone Number,
                  including Area Code, of Agent for Service)

                           _________________________

                                  Copies to:
                           Gregory J. Conklin, Esq.
                          Gibson, Dunn & Crutcher LLP
                             One Montgomery Street
                            San Francisco, CA 94104
                                (415) 393-8200

                           _________________________

                        CALCULATION OF REGISTRATION FEE

     =====================================================================

TITLE                                      PROPOSED     PROPOSED

OF                                         MAXIMUM      MAXIMUM

SECURITIES          AMOUNT                 OFFERING     AGGREGATE

TO BE               TO BE                  PRICE PER    OFFERING    REGISTRATION

REGISTERED          REGISTERED(1)          SHARE(2)     PRICE(2)    FEE

Common Stock,       2,500,000 shares (3)   $15.4375     $38,593,750 $10,188.75
$0.001 par value

     (1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Amended and Restated 1998 Stock Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Amended and Restated 1998 Stock Plan.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low price of the Company's Common Stock as reported on the Nasdaq National Market on September 11, 2000.

     (3) Represents an increase in the number of shares authorized for issuance under the Amended and Restated 1998 Stock Plan.
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                                 INTRODUCTION

     This Registration Statement on Form S-8 is filed by LookSmart, Ltd., a Delaware corporation (the "Company"), to register an additional 2,500,000 shares of the Company's common stock, par value $0.001 per share, issuable under the Company's Amended and Restated 1998 Stock Plan, and consists of only those items required by General Instruction E to Form S-8.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     In accordance with General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 333-89613) previously filed by the Company with the Securities and Exchange Commission on October 25, 1999 is incorporated herein by reference and made a part hereof.

ITEM 8. EXHIBITS.

     Pursuant to General Instruction E, only those opinions and consents required by Item 8 are provided, as follows.

Exhibit No.    Description
-----------    -----------
      5        Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the additional securities being registered.
   23.1        Consent of PricewaterhouseCoopers LLP, independent auditors.
   23.2        Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto).
     24        Power of Attorney


ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
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               (i)   To include any prospectus required by Section 10(a)(3) of
                     the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 12, 2000.

                                     LOOKSMART, LTD.

                                     By:            *
                                         ------------------------
                                         Evan Thornley
                                         Chief of Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.


DATE  SIGNATURE                                     TITLE
----  ---------                                     -----


          *
----------------------                   Chairman, Chief Executive Officer
 September 12, 2000                                and Director
   Evan Thornley                          (Principal Executive Officer)

          *
----------------------                        President and Director
 September 12, 2000
    Tracy Ellery
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               *
----------------------------------                   Chief Financial Officer
       September 12, 2000                         (Principal Financial Officer)
           Ned Brody

               *
----------------------------------                          Controller
       September 12, 2000                        (Principal Accounting Officer)
         Robert Mally

               *
----------------------------------                           Director
       September 12, 2000
       Mariann Byerwalter

               *
----------------------------------                           Director
       September 12, 2000
        Anthony Castagna

               *
----------------------------------                           Director
       September 12, 2000
          Paul Riley

               *
----------------------------------                           Director
       September 12, 2000
        Robert J. Ryan

               *
----------------------------------                           Director
       September 12, 2000
        Scott Whiteside

               *
----------------------------------                           Director
       September 12, 2000
        James Tanenbaum


* By /s/ Martin E. Roberts
----------------------------------                       Attorney-in-fact
         Martin E. Roberts
       September 12, 2000
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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

5 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the additional securities being registered.

23.1           Consent of PricewaterhouseCoopers LLP, independent auditors.

23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto).

24             Power of Attorney.